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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  April 19, 2000
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                               AURORA FOODS INC.
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              (Exact Name of Registrant as Specified in Charter)

        DELAWARE                     333-50681                 94-3303521
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(State or Other Jurisdiction   (Commission File Number)     (I.R.S.Employer
      of Incorporation)                                     Identification No.)


1000 St. Louis Union Station, Suite 300, St. Louis, MO                 63103
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  (Address of Principal Executive Offices)                           (Zip Code)




      Registrant's Telephone Number, including Area Code:  (314) 632-5653
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ITEM 5.   OTHER EVENTS

Sale of Receivables

     On April 19, 2000, Aurora Foods Inc. (the "Company") entered into an agreement pursuant to which The Chase Manhattan Bank ("Chase") agreed to purchase from time to time certain of the Company's accounts receivable. The agreement provides that the amount of purchased and uncollected accounts receivable outstanding at any given time is not to exceed $60 million. Funds affiliated with Fenway Partners, Inc., McCown De Leeuw & Co. and UBS Capital LLC have agreed to participate, on a subordinated basis, in not less than 15% of this accounts receivable transaction. The purchase price will be calculated to include a customary discount to the amount of the receivables purchased. The Company has agreed to pay customary fees in connection with this accounts receivable transaction. The agreement also contains customary representations, warranties and covenants by the Company. The term of the agreement is for 364 days, and may be terminated by the Company upon five days' prior written notice to Chase.

Adjusted EBITDA for 1998 and 1999

     The Company believes that the following discussion will help clarify previous disclosure of the Company's adjusted EBITDA for 1998 and 1999. The following table sets forth the Company's historical and proforma EBITDA and Adjusted EBITDA for 1999 and 1998, giving effect to the acquisitions of Lender's, Chef's Choice, Duncan Hines and VDK Holdings as if they occurred on January 1, 1998. These items should be read in conjunction with the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2000.






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                        Actual Years Ended        Pro Forma Years Ended
                        December 31               December 31
                        1999        1998          1999        1998
                        ----        ----          ----        ----
                                   (as restated)             (as restated)
                                    -----------               -----------

EBITDA(1)             $117,448      $ 46,486      $143,090    $ 22,838
Adjusted EBITDA(2)    $128,077      $113,435      $166,344    $170,580

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(1) EBITDA is defined as net income plus extraordinary item, interest expense, amortization of deferred financing expense, other bank and financing expenses, depreciation and amortization of goodwill and other intangibles. The Company believes EBITDA provides additional information for determining its ability to meet debt service requirements. EBITDA does not represent and should not be considered an alternative to net income or cash flow from operations as determined by generally accepted accounting principles. EBITDA does not necessarily indicate whether cash flow will be sufficient for cash requirements and should not be deemed to represent funds available to the Company. The calculation of EBITDA does not include the commitments of the Company for capital expenditures and payment of debt. EBITDA, as presented, may not be comparable to similarly-titled measures of other companies.

(2) Adjusted EBITDA is defined as EBITDA plus incentive plan expense (credit), transition expenses and, for pro forma purposes only, the allocations of $15,958 and $20,062 in 1999 and 1998, respectively, made by the Kellogg Company, the previous owner of Lender's, less estimated pro forma costs to be incurred by Company of $3,333 and $4,000 in 1999 and 1998, respectively, related to the estimated additional administrative costs associated with the Company operating the Lender's business.









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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         AURORA FOODS INC.


                         By: /s/ Christopher T. Sortwell
                            --------------------------------
                            Name:  Christopher T. Sortwell
                            Title: Chief Financial Officer



Date: April 20, 2000












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